2nd Quarter 2011 Earnings Call
February 9, 2011

Disclaimer
This presentation may contain statements that relate to future events and expectations and, as such, constitute "forward
-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management’s current expectations and assumptions about the industries in which Globe operates. Globe disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in
Globe’s most recent Annual Report on Form 10-K, including under “Special Note Regarding Forward-Looking
Statements” and “Risk Factors” and Globe’s quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

2nd Quarter 2011 Financial Highlights

 ■ Sales increased 13% from the immediately preceding quarter on 6% higher average selling prices and a 1% increase in tons shipped.
 ■ Silicon-based alloy average selling prices increased 10% (largely re-priced on a quarterly basis) and the silicon metal average selling price increased 3%
 (largely re-priced on an annual basis).
 ■ EBITDA and DEPS were up significantly from the immediately preceding quarter due largely to the higher silicon-based alloy selling prices.
 ■ All below-market annual and multi-year silicon metal contracts expired at the end of calendar 2010. As a result, we expect significantly higher average selling prices and earnings in calendar 2011.

$ in Thousands, except per share & per lb.	2Q'11	1Q'11	Change
Sales	$155,775	$137,352	$18,423
Cost of goods sold	123,220	116,881	6,339
Gross margin % of sales	20.9%	14.9%	6.0%
Selling, general and administrative expenses	12,313	12,211	102
SGA % of sales	7.9%	8.9%	(1.0%)
Operating income	20,229	8,228	12,001
Net income attributable to GSM	11,708	2,162	9,546
Diluted EPS	$0.15	$0.03	$0.12
EBITDA	$26,681	$13,934	$12,747
EBITDA % of sales	17.1%	10.1%	7.0%
Tons:			
Silicon metal	29,922	29,323	599
Silicon-based alloys	29,249	29,125	124
Average selling price: ($/lb.)			
Silicon metal	$1.16	$1.13	$0.03
Silicon-based alloys	0.92	0.83	0.09

2nd Quarter 2011 Reported Results

GLOBE SPECIALTY METALS

$ in Thousands, except per share	EBITDA	Net Income	Diluted Earnings Per Share	Income Statement Classification
Reported:	$26,681	$11,708	$0.15	
Solsil deferred revenue	(9,400)	(5,031)	(0.07)	Revenue
Contract settlement	4,275	2,796	0.04	Cost of goods sold
Transaction and due diligence expenses	935	611	0.01	SG&A
Pro forma results	$22,491	$10,084	$0.13	
Dow Corning's portion of joint venture	(1,609)	-	-	
Brazil volume	25	25	-	
Pro forma results	$20,907	$10,109	$0.13

2nd Quarter 2011 Special Items

GLOBE SPECIALTY METALS

$ in Thousands, except per share and per lb.	2Q'11	1Q'11	Change
Sales	**$120,262**	**$113,017**	**$7,245**
Cost of goods sold	**93,987**	**90,445**	**3,542**
Gross margin % of sales	21.8%	20.0%	1.8%
Selling, general and administrative expenses	**10,970**	**11,814**	**(844)**
SGA % of sales	9.1%	10.5%	(1.4%)
Pro forma operating income	**15,292**	**10,726**	**4,566**
Pro forma net income attributable to GSM	**10,109**	**5,540**	**4,569**
Pro forma diluted EPS	**$0.13**	**$0.08**	**$0.05**
Pro forma EBITDA	**$20,907**	**$15,625**	**$5,282**
EBITDA % of sales	17.4%	13.8%	3.6%
Tons:			
Silicon metal	**19,182**	**18,972**	**210**
Silicon-based alloys	**29,249**	**29,125**	**124**
Average selling price: ($/lb.)			
Silicon metal	**$1.22**	**$1.19**	**$0.03**
Silicon-based alloys	**0.92**	**0.83**	**0.09**

Sequential Pro Forma Adjusted Income Statement
Summary

Sequential Quarter Pro Forma Sales Bridge

$113.0
+$1.0
+$0.6
+$3.5
+$2.3
-$0.1
$120.3
Q1 2011
Si Price
Si Vol.
Si-Based Alloy Price
Si-Based Alloy Mix
By-Products
Q2 2011

2nd Quarter 2011 Sequential Pro Forma Sales
Bridge

Sequential Quarter Pro Forma EBITDA Bridge
$15.6
+$4.5
+$0.2
+$0.8
+$0.2
-$0.4
$20.9
Q1 2011
Price
Volume
SG&A
FX
Other
Q2 2011

2nd Quarter 2011 Sequential Pro Forma EBITDA
Bridge

GLOBE SPECIALTY METALS

$ in Thousands	Q2'11	Q1'11	Q2'10
Net income	$13,646	$2,858	$17,932
Depreciation and amortization	6,210	5,774	4,901
Changes in working capital	(16,739)	4,449	(6,997)
Share-based compensation	1,273	1,275	1,476
Gain on sale of business	-	-	(23,368)
Taxes / other adjustments	(793)	853	(2,322)
Cash from operations	**$3,597**	**$15,209**	**($8,378)**
Capital expenditures	(9,187)	(10,124)	(5,660)
Acquisition / sale of business	2,500	(2,038)	58,445
Other investing activities	-	-	(733)
Cash from investing activities	**($6,687)**	**($12,162)**	**$52,052**
Net payments of long-term debt	(3,681)	(2,153)	(11,391)
Net (payments) borrowings of short-term debt	(5,280)	(1,851)	6,384
Net borrowings on revolving credit agreements	22,000	-	-
Dividend payment	(11,269)	-	-
Sale of noncontrolling interest	-	-	98,462
Other financing activities	1,208	3,683	1,087
Cash from financing activities	**$2,978**	**($321)**	**$94,542**

2nd Quarter 2011 Cash Flow Overview